UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Damien McDonald as Chief Executive Officer and Related Board Changes

On April 2, 2025, Enovis Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has appointed Damien McDonald as Chief Executive Officer (“CEO”) of the Company, effective as of May 12, 2025 (the “Appointment Date”). Mr. McDonald, age 60, has more than 35 years of experience in the medical device industry and most recently served as CEO of LivaNova, plc, a global medical device company, from January 2017 to April 2023.

As previously announced, Matthew L. Trerotola, the Company’s current CEO, will retire from such role as of the Appointment Date and will remain an employee of the Company in an Executive Advisor role for a period of one year following the Appointment Date. On April 2, 2025, in connection with his retirement, Mr. Trerotola informed the Board that he will not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Stockholders to be held on May 21, 2025 (“the Annual Meeting”), and will retire as Chair of the Board, effective as of the close of the Annual Meeting. Effective as of the close of the Annual Meeting, the Board has (i) appointed Sharon Wienbar, who has served as the Lead Independent Director of the Board since May 2023, to serve as independent Chair of the Board and (ii) appointed Mr. McDonald as a member of the Board to fill the vacancy resulting from Mr. Trerotola’s retirement from the Board.

Compensation Arrangements with Mr. McDonald

In connection with Mr. McDonald’s appointment as CEO of the Company, the Company and Mr. McDonald have entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. McDonald will receive an annual base salary of $1,000,000 and will be eligible to participate in the Company’s annual incentive program (“AIP”) to earn a year-end performance bonus with a target of 125% of his base salary. In addition, Mr. McDonald will receive an initial equity award consisting of $3,250,000 time-based restricted stock units that vest in equal installments over a three-year period following their grant date and $3,250,000 performance-based restricted stock units that cliff vest at the end of a three-year performance period commencing January 1, 2025 and ending December 31, 2027, based on relative total shareholder return performance as compared to the S&P 500 Health Care Equipment Select Industry Index. Mr. McDonald will be eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives and to participate in the employee benefit plans and programs generally available to the Company’s senior executives. As CEO of the Company, Mr. McDonald also will be eligible for certain perquisites, as further detailed in the Letter Agreement.

In the event of the involuntary termination of Mr. McDonald’s employment by the Company without cause or as a result of Mr. McDonald’s resignation for good reason, Mr. McDonald will be entitled to receive: (i) if the termination occurs within one year of the Appointment Date, an amount equal to twelve months of his annual base salary plus his target bonus under the AIP, or (ii) if the termination occurs after the one-year anniversary of the Appointment Date, an amount equal to two times his annual base salary as of the date of termination plus two times his target bonus under the AIP.

The preceding description of the Letter Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Letter Agreement, a copy of which shall be filed as an exhibit to the Company’s next periodic report filed under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with his appointment as CEO, Mr. McDonald has agreed to enter into the Company’s form of Restrictive Covenant Agreement, Change in Control Agreement (with a 2x multiplier) and Indemnification Agreement for Directors and Executive Officers.

There are no arrangements or understandings between Mr. McDonald and any person pursuant to which Mr. McDonald was selected as an officer or director, and no family relationships exist between Mr. McDonald and any director or executive officer of the Company. Mr. McDonald is not a party to any transaction to which the Company is or was a participant and in which Mr. McDonald has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

As noted under Item 5.02 above, on April 2, 2025, the Company issued a press release announcing the appointment of Damien McDonald as CEO of the Company, effective as of May 12, 2025. In such press release, the Company also re-affirmed its previously issued guidance for the first quarter of 2025, with revenues expected to be in the range of $555 to $563 million and adjusted EBITDA in the range of $97 to $100 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K that is furnished under this “Item 7.01. Regulation FD Disclosure,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This report, including Exhibit 99.1 furnished herewith, includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact, including statements regarding the Company’s revenue and adjusted EBITDA expectations for the first quarter of 2025. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This report speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Enovis Corporation Press Release dated April 2, 2025

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name: Bradley J. Tandy
Title: Senior Vice President and Chief Legal Officer